Exhibit 99.1

Ameris Bancorp Announces Financial Results For Second Quarter 2020

ATLANTA, July 27, 2020 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $32.2 million, or $0.47 per diluted share, for the quarter ended June 30, 2020, compared with $38.9 million, or $0.82 per diluted share, for the quarter ended June 30, 2019. The decrease in net income is primarily attributable to increases in provision for credit loss expense of $83.5 million and salaries and employee benefits of $19.2 million, partially offset by an increase of $86.4 million in mortgage banking activity compared with the second quarter of 2019. The Company reported adjusted net income of $42.4 million, or $0.61 per diluted share, for the quarter ended June 30, 2020, compared with $45.2 million, or $0.96 per diluted share, for the same period in 2019. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to branch consolidations and efficiency initiatives, certain legal expenses, loss on sale of bank premises and expenses related to natural disasters and the COVID-19 pandemic.

For the year-to-date period ending June 30, 2020, the Company reported net income of $51.6 million, or $0.74 per diluted share, compared with $78.8 million, or $1.66 per diluted share, for the same period in 2019. The Company reported adjusted net income of $81.6 million, or $1.18 per diluted share, for the six months ended June 30, 2020, compared with $87.8 million, or $1.85 per diluted share, for the same period in 2019. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "The challenges of COVID-19 and the global economy certainly affect how we do business, but our bankers have quickly adapted to the new operating environment. We successfully managed deposit costs to improve the margin by 13 basis points, allowing us to fund over $1.4 billion in new loan growth (including PPP loans), and our mortgage division continued to see historic production and profitability. We increased our allowance for credit losses on loans to over $208 million, while still earning $32 million for the quarter. We believe we are properly positioned for the future."

Significant items from the Company's results for the second quarter of 2020 include the following:

  Net income of $32.2 million, or $0.47 per diluted share, compared with $19.3 million, or $0.28 per diluted share, in the first quarter of 2020
  Growth in adjusted total revenue of $67.7 million, or 30.0%, compared with the first quarter of 2020
  Increase in income from mortgage banking activity of $69.6 million compared with the first quarter of 2020
  Adjusted efficiency ratio of 51.08%, compared with 59.87% in the first quarter of 2020
  Net interest margin of 3.83%, compared with 3.70% in the first quarter of 2020
  Adjusted return on average assets of 0.89%, compared with 0.87% in the first quarter of 2020
  Improvement in deposit mix such that noninterest bearing deposits represent 35.89% of total deposits, up from 29.94% at December 31, 2019 and 28.92% a year ago
  Annualized net charge-offs of 0.27% of average total loans
  Non-performing assets of 0.59% of total assets, compared with 0.56% at the end of 2019

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands, except per share data)	2020	2019	2020	2019
Net income available to common shareholders	$32,236	$38,904	$51,558	$78,809

Adjustment items:
Merger and conversion charges	895	3,475	1,435	5,532
Restructuring charges	1,463	—	1,463	245
Servicing right impairment	7,989	1,460	30,154	1,460
Natural disaster and pandemic charges	2,043	50	2,591	(39)
Gain on BOLI proceeds	(845)	—	(845)	—
Expenses related to SEC and DOJ investigation	1,294	—	2,737	—
Loss on sale of premises	281	2,800	751	3,719
Tax effect of adjustment items	(2,933)	(1,479)	(8,216)	(1,929)
After-tax adjustment items	10,187	6,306	30,070	8,988

Adjusted net income	$42,423	$45,210	$81,628	$87,797

Reported net income per diluted share	$0.47	$0.82	$0.74	$1.66
Adjusted net income per diluted share	$0.61	$0.96	$1.18	$1.85

Reported return on average assets	0.67%	1.34%	0.56%	1.38%
Adjusted return on average assets	0.89%	1.56%	0.88%	1.54%

Reported return on average common equity	5.23%	10.27%	4.17%	10.60%
Adjusted return on average tangible common equity	11.66%	18.79%	11.18%	18.81%

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for the second quarter of 2020 totaled $165.2 million, compared with $149.0 million for the first quarter of 2020 and $102.7 million for the second quarter of 2019. The Company's net interest margin was 3.83% for the second quarter of 2020, up from 3.70% reported for the first quarter of 2020 and down from 3.91% reported for the second quarter of 2019. The increase in net interest margin in the current quarter is primarily attributable to an increase in accretion income and a decrease in the cost of interest-bearing liabilities, partially offset by a decrease in the yield on loans as market interest rates declined. Accretion income for the second quarter of 2020 increased to $9.6 million, compared with $6.6 million for the first quarter of 2020, and increased from $3.1 million for the second quarter of 2019. The increase in accretion income in the second quarter is primarily attributable to payoffs of acquired loans.

Yields on all loans decreased to 4.70% during the second quarter of 2020, compared with 5.02% for the first quarter of 2020 and 5.34% reported for the second quarter of 2019. Loan production in the banking division during the second quarter of 2020 totaled $472.1 million, with weighted average yields of 4.16%, compared with $918.4 million and 4.55%, respectively, in the first quarter of 2020 and $854.7 million and 5.49%, respectively, in the second quarter of 2019. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $7.2 billion during the second quarter of 2020, with weighted average yields of 3.17%, compared with $3.9 billion and 4.15%, respectively, during the first quarter of 2020 and $2.6 billion and 5.20%, respectively, during the second quarter of 2019. Loan production yields in the lines of business were materially impacted by originations of Paycheck Protection Program ("PPP") loans in our SBA division. Excluding PPP loans, loan production in the lines of business amounted to $6.1 billion during the second quarter of 2020, with weighted average yields of 3.53%.

Interest expense during the second quarter of 2020 decreased to $21.2 million, compared with $34.8 million in the first quarter of 2020, and $27.4 million in the second quarter of 2019. The Company's total cost of funds moved 39 basis points lower to 0.52% in the second quarter of 2020 as compared with the first quarter of 2020. Deposit costs decreased 32 basis points during the second quarter of 2020 to 0.39%, compared with 0.71% in the first quarter of 2020. Costs of interest-bearing deposits decreased during the quarter from 1.01% in the first quarter of 2020 to 0.58% in the second quarter of 2020.

Noninterest Income
Noninterest income increased $66.6 million, or 122.4%, in the second quarter of 2020 to $121.0 million, compared with $54.4 million for the first quarter of 2020, primarily as a result of increased mortgage banking activity.

Mortgage banking activity increased $69.6 million, or 197.0%, to $104.9 million in the second quarter of 2020, compared with $35.3 million for the first quarter of 2020. This increase was a result of both increased production and expansion in our gain on sale spread. Gain on sale spreads increased to 3.53% in the second quarter of 2020 from 2.88% for the first quarter of 2020. Total production in the retail mortgage division increased to $2.67 billion in the second quarter of 2020, compared with $1.36 billion for the first quarter of 2020. Mortgage banking activity was negatively impacted during the second quarter of 2020 by an $8.2 million servicing right impairment, compared with an impairment of $20.9 million for the first quarter of 2020. The retail mortgage open pipeline was $2.67 billion at the end of the second quarter of 2020, compared with $2.43 billion at March 31, 2020.

Service charge revenue decreased $1.9 million, or 16.2%, to $9.9 million in the second quarter of 2020, compared with $11.8 million for the first quarter of 2020. This decrease was primarily attributable to a decrease of $2.6 million in NSF income resulting from a decrease in volume, partially offset by an increase in interchange income of $743,000.

Other noninterest income decreased $1.1 million, or 18.3%, in the second quarter of 2020 to $4.9 million, compared with $6.1 million for the first quarter of 2020, primarily as a result of a decrease in the gain on sales of SBA loans of $1.0 million, as the SBA division shifted its focus temporarily to PPP loan production during the second quarter.

Noninterest Expense
Noninterest expense increased $17.7 million, or 12.8%, to $155.8 million during the second quarter of 2020, compared with $138.1 million for the first quarter of 2020. During the second quarter of 2020, the Company recorded $6.0 million of charges to earnings, related to restructuring charges associated with branch consolidations and efficiency initiatives, charges related to the previously announced SEC/DOJ investigations, merger and conversion charges, natural disaster and pandemic charges and loss on sale of premises, compared with $3.0 million in charges in the first quarter of 2020 that were related principally to merger and conversion charges, the SEC/DOJ investigations, natural disaster and pandemic expenses and loss on sale of premises. Excluding these charges, adjusted expenses increased approximately $14.7 million, or 10.9%, to $149.8 million in the second quarter of 2020, from $135.1 million in the first quarter of 2020. The majority of this increase is attributable to variable expenses related to increased mortgage production. The Company continues to focus on its operating efficiency ratio, such that the adjusted efficiency ratio improved from 59.87% in the first quarter of 2020 to 51.08% in the second quarter of 2020.

Income Tax Expense
The Company's effective tax rate for the second quarter of 2020 was 21.1%, compared with 16.8% in the first quarter of 2020. The decreased rate for the first quarter of 2020 was primarily a result of loss carrybacks allowed as a result of the recently enacted CARES Act.

Balance Sheet Trends
Total assets at June 30, 2020 were $19.87 billion, compared with $18.24 billion at December 31, 2019. Total loans, including loans held for sale, were $16.24 billion at June 30, 2020, compared with $14.48 billion at December 31, 2019. Total loans held for investment were $14.50 billion at June 30, 2020, compared with $12.82 billion at December 31, 2019, an increase of $1.68 billion, or 13.1%, compared with December 31, 2019. Loan production in the banking division during the second quarter of 2020 was down 49% from the first quarter of 2020 and 45% from the second quarter of 2019. Loan growth in the first half of 2020 was principally driven by PPP loan originations, which totaled $1.06 billion in outstanding balances at June 30, 2020.

At June 30, 2020, total deposits amounted to $15.59 billion, or 90.9% of total funding, compared with $14.03 billion and 90.1%, respectively, at December 31, 2019. At June 30, 2020, noninterest-bearing deposit accounts were $5.60 billion, or 35.9% of total deposits, compared with $4.20 billion, or 29.9% of total deposits, at December 31, 2019. Noninterest-bearing deposit growth was meaningfully impacted by PPP loan fundings during the quarter. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $9.02 billion at June 30, 2020, compared with $7.21 billion at December 31, 2019. These funds represented 57.9% of the Company's total deposits at June 30, 2020, compared with 51.4% at the end of 2019.

Shareholders' equity at June 30, 2020 totaled $2.46 billion, a decrease of $9.5 million, or 0.4%, from December 31, 2019. The decrease in shareholders' equity was primarily the result of the CECL adoption impact of $56.7 million and dividends declared, partially offset by earnings of $51.6 million during 2020. Tangible book value per share was $20.90 at June 30, 2020, compared with $20.81 at December 31, 2019. Tangible common equity as a percentage of tangible assets was 7.70% at June 30, 2020, compared with 8.40% at the end of the 2019.

Credit Quality
Credit quality remains strong in the Company. During the second quarter of 2020, the Company recorded provision for credit losses of $88.2 million, compared with $41.0 million in the first quarter of 2020. This increase in provision was primarily attributable to declines in forecast economic conditions, particularly levels of unemployment and GDP, compared with forecast conditions during the first quarter of 2020. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and monitoring the level of modifications on a daily basis. Nonperforming assets as a percentage of total assets decreased by two basis points to 0.59% during the quarter. The net charge-off ratio was 27 basis points for the second quarter of 2020, compared with 14 basis points in the first quarter of 2020 and seven basis points in the second quarter of 2019.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time Monday, July 27, 2020, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until August 10, 2020. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10146087. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 170 locations in Georgia, Florida, South Carolina and Alabama at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations; movements in interest rates and our expectations regarding net interest margin; expectations on credit quality and performance; legislative and regulatory changes; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

	AMERIS BANCORP AND SUBSIDIARIES
	FINANCIAL TABLES

Financial Highlights						Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2020	2020	2019	2019	2019	2020	2019
EARNINGS
Net income	$32,236	$19,322	$61,248	$21,384	$38,904	$51,558	$78,809
Adjusted net income	$42,423	$39,205	$66,608	$68,539	$45,210	$81,628	$87,797

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.47	$0.28	$0.88	$0.31	$0.82	$0.74	$1.66
Diluted	$0.47	$0.28	$0.88	$0.31	$0.82	$0.74	$1.66
Adjusted diluted EPS	$0.61	$0.56	$0.96	$0.98	$0.96	$1.18	$1.85
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.10	$0.30	$0.20
Book value per share (period end)	$35.42	$35.10	$35.53	$34.78	$32.52	$35.42	$32.52
Tangible book value per share (period end)	$20.90	$20.44	$20.81	$20.29	$20.81	$20.90	$20.81
Weighted average number of shares
Basic	69,191,778	69,247,661	69,429,193	69,372,125	47,310,561	69,235,117	47,353,678
Diluted	69,292,972	69,502,022	69,683,999	69,600,499	47,337,809	69,413,027	47,394,911
Period end number of shares	69,461,968	69,441,274	69,503,833	69,593,833	47,261,584	69,461,968	47,261,584
Market data
High intraday price	$29.82	$43.79	$44.90	$40.65	$39.60	$43.79	$42.01
Low intraday price	$17.12	$17.89	$38.34	$33.71	$33.57	$17.12	$31.27
Period end closing price	$23.59	$23.76	$42.54	$40.24	$39.19	$23.59	$39.19
Average daily volume	470,151	461,692	353,783	461,289	352,684	465,955	369,959

PERFORMANCE RATIOS
Return on average assets	0.67%	0.43%	1.35%	0.49%	1.34%	0.56%	1.38%
Adjusted return on average assets	0.89%	0.87%	1.47%	1.57%	1.56%	0.88%	1.54%
Return on average common equity	5.23%	3.16%	9.97%	3.49%	10.27%	4.17%	10.60%
Adjusted return on average tangible common equity	11.66%	10.98%	18.45%	18.95%	18.79%	11.18%	18.81%
Earning asset yield (TE)	4.32%	4.56%	4.82%	4.86%	4.95%	4.44%	4.95%
Total cost of funds	0.52%	0.91%	1.00%	1.07%	1.10%	0.99%	1.08%
Net interest margin (TE)	3.83%	3.70%	3.86%	3.84%	3.91%	3.77%	3.93%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	39.35%	22.83%	22.02%	28.89%	21.27%	32.14%	20.45%
Efficiency ratio	54.70%	68.23%	58.24%	85.35%	59.36%	60.32%	58.67%
Adjusted efficiency ratio (TE)	51.08%	59.87%	55.61%	57.25%	53.77%	54.90%	54.43%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.38%	13.37%	13.54%	13.63%	12.93%	12.38%	12.93%
Tangible common equity to tangible assets	7.70%	8.25%	8.40%	8.43%	8.68%	7.70%	8.68%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.70%	8.25%	8.40%	8.43%	8.68%	7.70%	8.68%
Effect of goodwill and other intangibles	4.68%	5.12%	5.14%	5.20%	4.25%	4.68%	4.25%
Equity to assets (GAAP)	12.38%	13.37%	13.54%	13.63%	12.93%	12.38%	12.93%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,832	1,865	1,913	2,001	1,336	1,832	1,336
Retail Mortgage Division	692	689	690	785	348	692	348
Warehouse Lending Division	9	9	9	9	10	9	10
SBA Division	42	44	42	45	21	42	21
Premium Finance Division	70	72	68	66	62	70	62
Total Ameris Bancorp FTE headcount	2,645	2,679	2,722	2,906	1,777	2,645	1,777

Assets per Banking Division FTE	$10,848	$9,772	$9,536	$8,878	$8,889	$10,848	$8,889
Branch locations	170	170	170	172	114	170	114
Deposits per branch location	$91,705	$81,439	$82,512	$79,416	$84,056	$91,705	$84,056

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2020	2020	2019	2019	2019	2020	2019
Interest income
Interest and fees on loans	$175,345	$171,242	$182,391	$175,046	$117,010	$346,587	$229,411
Interest on taxable securities	9,347	10,082	10,358	11,354	9,383	19,429	18,426
Interest on nontaxable securities	157	157	167	168	102	314	258
Interest on deposits in other banks	123	1,211	1,091	1,622	2,276	1,334	5,426
Interest on federal funds sold	46	76	69	171	257	122	436
Total interest income	185,018	182,768	194,076	188,361	129,028	367,786	253,957

Interest expense
Interest on deposits	14,273	24,102	27,970	29,425	23,454	38,375	45,138
Interest on other borrowings	6,931	10,721	10,755	10,167	3,923	17,652	7,773
Total interest expense	21,204	34,823	38,725	39,592	27,377	56,027	52,911

Net interest income	163,814	147,945	155,351	148,769	101,651	311,759	201,046

Provision for loan losses	68,449	37,047	5,693	5,989	4,668	105,496	8,076
Provision for unfunded commitments	19,712	4,000	—	—	—	23,712	—
Provision for credit losses	88,161	41,047	5,693	5,989	4,668	129,208	8,076
Net interest income after provision for credit losses	75,653	106,898	149,658	142,780	96,983	182,551	192,970

Noninterest income
Service charges on deposits accounts	9,922	11,844	13,567	13,411	12,168	21,766	23,814
Mortgage banking activity	104,925	35,333	33,168	53,041	18,523	140,258	33,200
Other service charges, commissions and fees	1,130	1,128	1,085	1,236	803	2,258	1,592
Gain (loss) on securities	14	(9)	(1)	4	69	5	135
Other noninterest income	4,969	6,083	7,294	9,301	3,673	11,052	7,266
Total noninterest income	120,960	54,379	55,113	76,993	35,236	175,339	66,007

Noninterest expense
Salaries and employee benefits	95,168	75,946	69,642	77,633	38,331	171,114	76,663
Occupancy and equipment expenses	13,807	12,028	11,919	12,639	7,834	25,835	16,038
Data processing and telecommunications expenses	10,514	11,954	11,362	10,372	8,388	22,468	16,779
Credit resolution related expenses(1)	950	2,198	1,098	1,094	979	3,148	1,890
Advertising and marketing expenses	1,455	2,358	2,250	1,949	1,987	3,813	3,728
Amortization of intangible assets	5,601	5,631	5,741	5,719	3,121	11,232	6,253
Merger and conversion charges	895	540	2,415	65,158	3,475	1,435	5,532
Other noninterest expenses	27,378	27,398	18,137	18,133	17,136	54,776	29,793
Total noninterest expense	155,768	138,053	122,564	192,697	81,251	293,821	156,676

Income before income tax expense	40,845	23,224	82,207	27,076	50,968	64,069	102,301
Income tax expense	8,609	3,902	20,959	5,692	12,064	12,511	23,492
Net income	$32,236	$19,322	$61,248	$21,384	$38,904	$51,558	$78,809

Diluted earnings per common share	$0.47	$0.28	$0.88	$0.31	$0.82	$0.74	$1.66

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2020	2020	2019	2019	2019
Assets
Cash and due from banks	$292,899	$255,312	$246,234	$193,976	$151,186
Federal funds sold and interest-bearing deposits in banks	428,560	396,844	375,615	285,713	186,969
Time deposits in other banks	249	249	249	499	748
Investment securities available for sale, at fair value	1,238,896	1,353,040	1,403,403	1,491,207	1,273,244
Other investments	76,453	81,754	66,919	66,921	32,481
Loans held for sale, at fair value	1,736,397	1,398,229	1,656,711	1,187,551	261,073

Loans, net of unearned income	14,503,157	13,094,106	12,818,476	12,826,284	9,049,870
Allowance for loan losses	(208,793)	(149,524)	(38,189)	(35,530)	(31,793)
Loans, net	14,294,364	12,944,582	12,780,287	12,790,754	9,018,077

Other real estate owned	23,563	21,027	19,500	20,710	14,675

Premises and equipment, net	230,118	231,347	233,102	239,428	141,378
Goodwill	928,005	931,947	931,637	911,488	501,140
Other intangible assets, net	80,354	85,955	91,586	97,328	52,437
Cash value of bank owned life insurance	175,011	176,239	175,270	174,442	105,064
Deferred income taxes, net	56,306	24,196	2,180	22,111	30,812
Other assets	311,454	323,827	259,886	282,149	120,052
Total assets	$19,872,629	$18,224,548	$18,242,579	$17,764,277	$11,889,336

Liabilities
Deposits
Noninterest-bearing	$5,595,868	$4,226,253	$4,199,448	$4,077,856	$2,771,443
Interest-bearing	9,993,950	9,618,365	9,827,625	9,581,738	6,810,927
Total deposits	15,589,818	13,844,618	14,027,073	13,659,594	9,582,370
Federal funds purchased and securities sold under agreements to repurchase	12,879	15,160	20,635	17,744	3,307
Other borrowings	1,418,336	1,543,371	1,398,709	1,351,172	564,636
Subordinated deferrable interest debentures	123,375	122,890	127,560	127,075	89,871
FDIC loss-share payable, net	18,903	18,111	19,642	19,490	20,596
Other liabilities	249,188	243,248	179,378	168,479	91,435
Total liabilities	17,412,499	15,787,398	15,772,997	15,343,554	10,352,215

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,674	71,652	71,500	71,447	49,099
Capital stock	1,909,839	1,908,721	1,907,108	1,904,789	1,053,500
Retained earnings	481,948	460,153	507,950	457,127	446,182
Accumulated other comprehensive income, net of tax	39,613	39,551	17,995	15,482	16,462
Treasury stock	(42,944)	(42,927)	(34,971)	(28,122)	(28,122)
Total shareholders' equity	2,460,130	2,437,150	2,469,582	2,420,723	1,537,121
Total liabilities and shareholders' equity	$19,872,629	$18,224,548	$18,242,579	$17,764,277	$11,889,336

Other Data
Earning assets	$17,983,712	$16,324,222	$16,321,373	$15,858,175	$10,804,385
Intangible assets	1,008,359	1,017,902	1,023,223	1,008,816	553,577
Interest-bearing liabilities	11,548,540	11,299,786	11,374,529	11,077,729	7,468,741
Average assets	19,222,181	18,056,445	17,998,494	17,340,387	11,625,344
Average common shareholders' equity	2,478,373	2,456,617	2,437,272	2,432,182	1,519,598

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Allowance for Credit Losses
Balance at beginning of period	$167,315	$39,266	$36,607	$31,793	$28,659	$39,266	$28,819

CECL adoption impact on allowance for loan losses	—	78,661	—	—	—	78,661	—
CECL adoption impact on allowance for unfunded commitments	—	12,714	—	—	—	12,714	—
Total CECL adoption impact	—	91,375	—	—	—	91,375	—

Acquired allowance for unfunded commitments	—	—	—	1,077	—	—	—

Provision for loan losses	68,449	37,047	5,693	5,989	4,668	105,496	8,076
Provision for unfunded commitments	19,712	4,000	—	—	—	23,712	—
Provision for credit losses	88,161	41,047	5,693	5,989	4,668	129,208	8,076

Charge-offs	11,282	6,718	5,664	5,249	3,496	18,000	8,875
Recoveries	2,101	2,345	2,630	2,997	1,962	4,446	3,773
Net charge-offs	9,181	4,373	3,034	2,252	1,534	13,554	5,102

Ending balance	$246,295	$167,315	$39,266	$36,607	$31,793	$246,295	$31,793

Allowance for loan losses	$208,793	$149,524	$38,189	$35,530	$31,793	$208,793	$31,793
Allowance for unfunded commitments	37,502	17,791	1,077	1,077	—	37,502	—
Total allowance for credit losses	$246,295	$167,315	$39,266	$36,607	$31,793	$246,295	$31,793

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$486	$2,486	$1,813	$490	$473	$2,972	$1,157
Consumer installment	962	1,142	1,586	1,245	1,171	2,104	3,068
Indirect automobile	1,016	1,231	939	965	—	2,247	—
Mortgage warehouse	—	—	—	—	—	—	—
Municipal	—	—	—	—	—	—	—
Premium Finance	1,904	831	899	1,267	865	2,735	2,185
Real estate - construction and development	74	—	146	—	243	74	268
Real estate - commercial and farmland	6,315	928	181	1,318	589	7,243	1,843
Real estate - residential	525	100	100	37	155	625	354
Total charge-offs	11,282	6,718	5,664	5,322	3,496	18,000	8,875

Recoveries
Commercial, financial and agricultural	303	362	934	300	382	665	604
Consumer installment	777	643	640	476	289	1,420	504
Indirect automobile	18	22	60	385	—	40	—
Mortgage warehouse	—	—	—	—	—	—	—
Municipal	—	—	—	—	—	—	—
Premium Finance	676	684	358	736	650	1,360	1,660
Real estate - construction and development	168	342	430	930	268	510	385
Real estate - commercial and farmland	21	85	140	74	78	106	118
Real estate - residential	138	207	68	169	295	345	502
Total recoveries	2,101	2,345	2,630	3,070	1,962	4,446	3,773

Net charge-offs	$9,181	$4,373	$3,034	$2,252	$1,534	$13,554	$5,102

Non-Performing Assets
Nonaccrual loans	$77,745	$77,866	$75,124	$100,501	$41,479	$77,745	$41,479
Other real estate owned	23,563	21,027	19,500	20,710	14,675	23,563	14,675
Repossessed assets	1,348	783	939	1,258	—	1,348	—
Accruing loans delinquent 90 days or more	15,127	11,969	5,754	6,325	4,613	15,127	4,613
Total non-performing assets	$117,783	$111,645	$101,317	$128,794	$60,767	$117,783	$60,767

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.59%	0.61%	0.56%	0.73%	0.51%	0.59%	0.51%
Net charge-offs as a percent of average loans (annualized)	0.27%	0.14%	0.09%	0.07%	0.07%	0.20%	0.12%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2020	2020	2019	2019	2019
Loans by Type
Commercial, financial and agricultural	$1,839,921	$827,392	$802,171	$931,755	$703,290
Consumer installment	575,782	520,592	498,577	500,067	474,195
Indirect automobile	739,543	937,736	1,061,824	1,111,815	—
Mortgage warehouse	748,853	547,328	526,369	562,598	462,481
Municipal	731,508	749,633	564,304	578,267	583,558
Premium Finance	690,584	661,845	654,669	656,570	613,964
Real estate - construction and development	1,641,744	1,628,367	1,549,062	1,468,696	1,103,550
Real estate - commercial and farmland	4,804,420	4,516,451	4,353,039	4,198,759	3,182,213
Real estate - residential	2,730,802	2,704,762	2,808,461	2,817,757	1,926,619
Total loans	$14,503,157	$13,094,106	$12,818,476	$12,826,284	$9,049,870

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$591	$575	$516	$521	$140
Consumer installment	42	4	8	9	10
Indirect automobile	—	—	—	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	159	156	159	191
Real estate - construction and development	919	925	936	948	1,124
Real estate - commercial and farmland	5,252	5,587	6,732	8,616	8,793
Real estate - residential	30,253	22,775	21,261	21,472	21,124
Total accruing troubled debt restructurings	$37,057	$30,025	$29,609	$31,725	$31,382
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$1,034	$334	$335	$144	$162
Consumer installment	67	105	107	120	123
Indirect automobile	—	—	—	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	—	—	—
Real estate - construction and development	307	289	253	258	265
Real estate - commercial and farmland	1,878	2,415	2,071	1,958	2,109
Real estate - residential	2,231	3,078	2,857	2,103	1,760
Total nonaccrual troubled debt restructurings	$5,517	$6,221	$5,623	$4,583	$4,419
Total troubled debt restructurings	$42,574	$36,246	$35,232	$36,308	$35,801

Loans by Risk Grade
Grade 1 - Prime credit	$1,789,709	$774,956	$587,877	$613,281	$622,034
Grade 2 - Strong credit	801,273	785,770	840,372	856,618	811,690
Grade 3 - Good credit	5,784,754	5,772,834	6,034,398	6,086,576	3,829,422
Grade 4 - Satisfactory credit	5,643,133	4,353,733	4,884,541	4,746,020	3,401,265
Grade 5 - Fair credit	212,667	1,131,128	233,020	252,424	211,229
Grade 6 - Other assets especially mentioned	108,704	106,885	86,412	114,235	64,075
Grade 7 - Substandard	162,917	168,561	151,846	157,114	110,152
Grade 8 - Doubtful	—	239	8	14	—
Grade 9 - Loss	—	—	2	2	3
Total loans	$14,503,157	$13,094,106	$12,818,476	$12,826,284	$9,049,870

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Earning Assets
Federal funds sold	$24,265	$27,380	$23,104	$28,459	$41,683	$25,822	$36,515
Interest-bearing deposits in banks	398,284	419,260	304,427	324,127	341,937	408,772	404,311
Time deposits in other banks	249	249	401	548	3,792	249	6,989
Investment securities - taxable	1,281,980	1,359,651	1,426,062	1,514,534	1,233,297	1,320,815	1,210,225
Investment securities - nontaxable	21,576	22,839	23,580	23,759	15,288	22,208	19,688
Other investments	79,143	73,972	64,852	53,712	15,830	76,557	15,185
Loans held for sale	1,614,080	1,587,131	1,537,648	856,572	154,707	1,600,606	128,261
Loans	13,915,406	12,712,997	12,697,912	12,677,063	8,740,561	13,308,960	8,612,978
Total Earning Assets	$17,334,983	$16,203,479	$16,077,986	$15,478,774	$10,547,095	$16,763,989	$10,434,152

Deposits
Noninterest-bearing deposits	$5,061,578	$4,080,920	$4,124,872	$4,040,592	$2,723,843	$4,571,249	$2,634,937
NOW accounts	2,441,305	2,287,947	2,204,666	2,049,175	1,506,721	2,364,626	1,530,224
MMDA	4,221,906	4,004,644	3,953,717	3,815,185	2,655,108	4,113,275	2,666,001
Savings accounts	692,382	643,422	649,118	661,555	405,506	667,902	402,315
Retail CDs	2,471,134	2,624,209	2,721,829	2,804,243	1,962,422	2,547,671	1,927,474
Brokered CDs	2,043	61,190	249,644	150,176	486,292	31,617	498,230
Total Deposits	14,890,348	13,702,332	13,903,846	13,520,926	9,739,892	14,296,340	9,659,181
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	12,452	15,637	17,088	19,914	3,213	14,045	9,511
FHLB advances	1,212,537	1,267,303	1,080,516	810,384	22,390	1,239,920	14,368
Other borrowings	269,300	269,454	234,001	220,918	145,453	269,377	145,463
Subordinated deferrable interest debentures	123,120	127,731	127,292	133,519	89,686	125,426	89,516
Total Non-Deposit Funding	1,617,409	1,680,125	1,458,897	1,184,735	260,742	1,648,768	258,858
Total Funding	$16,507,757	$15,382,457	$15,362,743	$14,705,661	$10,000,634	$15,945,108	$9,918,039

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Interest Income
Federal funds sold	$45	$76	$69	$171	$257	$121	$436
Interest-bearing deposits in banks	122	1,210	1,089	1,620	2,260	1,332	5,359
Time deposits in other banks	1	1	2	2	16	2	67
Investment securities - taxable	9,346	10,082	10,358	11,354	9,383	19,428	18,426
Investment securities - nontaxable (TE)	198	199	212	213	129	397	327
Loans held for sale	14,053	13,637	14,330	7,889	1,632	27,690	2,784
Loans (TE)	162,617	158,636	169,119	168,239	116,413	321,253	228,678
Total Earning Assets	$186,382	$183,841	$195,179	$189,488	$130,090	$370,223	$256,077

Accretion income (included above)	$9,576	$6,562	$9,727	$4,222	$3,103	$16,138	$5,986

Interest Expense
Interest-Bearing Deposits
NOW accounts	$1,265	$2,774	$2,728	$2,843	$2,260	$4,039	$4,369
MMDA	3,764	9,748	11,311	12,593	9,488	13,512	18,535
Savings accounts	94	210	233	274	85	304	162
Retail CDs	9,136	11,064	12,220	12,905	8,585	20,200	15,915
Brokered CDs	14	306	1,478	810	3,036	320	6,157
Total Interest-Bearing Deposits	14,273	24,102	27,970	29,425	23,454	38,375	45,138
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	25	40	41	32	2	65	13
FHLB advances	1,686	5,109	5,241	4,618	141	6,795	185
Other borrowings	3,487	3,511	3,358	3,332	2,210	6,998	4,437
Subordinated deferrable interest debentures	1,733	2,061	2,115	2,185	1,570	3,794	3,138
Total Non-Deposit Funding	6,931	10,721	10,755	10,167	3,923	17,652	7,773
Total Interest-Bearing Funding	$21,204	$34,823	$38,725	$39,592	$27,377	$56,027	$52,911

Net Interest Income (TE)	$165,178	$149,018	$156,454	$149,896	$102,713	$314,196	$203,166

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2020	2020	2019	2019	2019	2020	2019
Earning Assets
Federal funds sold	0.75%	1.12%	1.18%	2.38%	2.47%	0.94%	2.41%
Interest-bearing deposits in banks	0.12%	1.16%	1.42%	1.98%	2.65%	0.66%	2.67%
Time deposits in other banks	1.62%	1.62%	1.98%	1.45%	1.69%	1.62%	1.93%
Investment securities - taxable	2.93%	2.98%	2.88%	2.97%	3.05%	2.96%	3.07%
Investment securities - nontaxable (TE)	3.69%	3.50%	3.57%	3.56%	3.38%	3.59%	3.35%
Loans held for sale	3.50%	3.46%	3.70%	3.65%	4.23%	3.48%	4.38%
Loans (TE)	4.70%	5.02%	5.28%	5.27%	5.34%	4.85%	5.35%
Total Earning Assets	4.32%	4.56%	4.82%	4.86%	4.95%	4.44%	4.95%

Interest-Bearing Deposits
NOW accounts	0.21%	0.49%	0.49%	0.55%	0.60%	0.34%	0.58%
MMDA	0.36%	0.98%	1.14%	1.31%	1.43%	0.66%	1.40%
Savings accounts	0.05%	0.13%	0.14%	0.16%	0.08%	0.09%	0.08%
Retail CDs	1.49%	1.70%	1.78%	1.83%	1.75%	1.59%	1.67%
Brokered CDs	2.76%	2.01%	2.35%	2.14%	2.50%	2.04%	2.49%
Total Interest-Bearing Deposits	0.58%	1.01%	1.13%	1.23%	1.34%	0.79%	1.30%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.81%	1.03%	0.95%	0.64%	0.25%	0.93%	0.28%
FHLB advances	0.56%	1.62%	1.92%	2.26%	2.53%	1.10%	2.60%
Other borrowings	5.21%	5.24%	5.69%	5.98%	6.09%	5.22%	6.15%
Subordinated deferrable interest debentures	5.66%	6.49%	6.59%	6.49%	7.02%	6.08%	7.07%
Total Non-Deposit Funding	1.72%	2.57%	2.92%	3.40%	6.03%	2.15%	6.06%
Total Interest-Bearing Liabilities	0.75%	1.24%	1.37%	1.47%	1.51%	0.99%	1.47%

Net Interest Spread	3.57%	3.32%	3.45%	3.39%	3.44%	3.45%	3.48%

Net Interest Margin(2)	3.83%	3.70%	3.86%	3.84%	3.91%	3.77%	3.93%

Total Cost of Funds(3)	0.52%	0.91%	1.00%	1.07%	1.10%	0.71%	1.08%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2020	2020	2019	2019	2019	2020	2019
Net income available to common shareholders	$32,236	$19,322	$61,248	$21,384	$38,904	$51,558	$78,809

Adjustment items:
Merger and conversion charges	895	540	2,415	65,158	3,475	1,435	5,532
Restructuring charges	1,463	—	—	—	—	1,463	245
Servicing right impairment (recovery)	7,989	22,165	366	(1,319)	1,460	30,154	1,460
Gain on BOLI proceeds	(845)	—	752	(4,335)	—	(845)	—
Expenses related to SEC/DOJ Investigation	1,294	1,443	463	—	—	2,737	—
Natural disaster and pandemic charges (Note 1)	2,043	548	—	—	50	2,591	(39)
Loss on sale of premises	281	470	1,413	889	2,800	751	3,719
Tax effect of adjustment items (Note 2)	(2,933)	(5,283)	(898)	(13,238)	(1,479)	(8,216)	(1,929)
After tax adjustment items	10,187	19,883	4,511	47,155	6,306	30,070	8,988

Tax expense attributable to acquisition related compensation and acquired BOLI	—	—	849	—	—	—	—

Adjusted net income	$42,423	$39,205	$66,608	$68,539	$45,210	$81,628	$87,797

Weighted average number of shares - diluted	69,292,972	69,502,022	69,683,999	69,600,499	47,337,809	69,413,027	47,394,911
Net income per diluted share	$0.47	$0.28	$0.88	$0.31	$0.82	$0.74	$1.66
Adjusted net income per diluted share	$0.61	$0.56	$0.96	$0.98	$0.96	$1.18	$1.85

Average assets	$19,222,181	$18,056,445	$17,998,494	$17,340,387	$11,625,344	$18,649,746	$11,525,068
Return on average assets	0.67%	0.43%	1.35%	0.49%	1.34%	0.56%	1.38%
Adjusted return on average assets	0.89%	0.87%	1.47%	1.57%	1.56%	0.88%	1.54%

Average common equity	$2,478,373	$2,456,617	$2,437,272	$2,432,182	$1,519,598	$2,486,140	$1,499,144
Average tangible common equity	$1,462,871	$1,436,108	$1,432,081	$1,434,829	$964,841	$1,468,135	$941,489
Return on average common equity	5.23%	3.16%	9.97%	3.49%	10.27%	4.17%	10.60%
Adjusted return on average tangible common equity	11.66%	10.98%	18.45%	18.95%	18.79%	11.18%	18.81%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges for all periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Adjusted Noninterest Expense
Total noninterest expense	$155,768	$138,053	$122,564	$192,697	$81,251	$293,821	$156,676
Adjustment items:
Merger and conversion charges	(895)	(540)	(2,415)	(65,158)	(3,475)	(1,435)	(5,532)
Restructuring charges	(1,463)	—	—	—	—	(1,463)	(245)
Expenses related to SEC/DOJ Investigation	(1,294)	(1,443)	(463)	—	—	(2,737)	—
Natural disaster and pandemic charges	(2,043)	(548)	—	—	(50)	(2,591)	39
Loss on sale of premises	(281)	(470)	(1,413)	(889)	(2,800)	(751)	(3,719)
Adjusted noninterest expense	$149,792	$135,052	$118,273	$126,650	$74,926	$284,844	$147,219

Total Revenue
Net interest income	$163,814	$147,945	$155,351	$148,769	$101,651	$311,759	$201,046
Noninterest income	120,960	54,379	55,113	76,993	35,236	175,339	66,007
Total revenue	$284,774	$202,324	$210,464	$225,762	$136,887	$487,098	$267,053

Adjusted Total Revenue
Net interest income (TE)	$165,178	$149,018	$156,454	$149,896	$102,713	$314,196	$203,166
Noninterest income	120,960	54,379	55,113	76,993	35,236	175,339	66,007
Total revenue (TE)	286,138	203,397	211,567	226,889	137,949	489,535	269,173
Adjustment items:
(Gain) loss on securities	(14)	9	(1)	(4)	(69)	(5)	(135)
Loss (gain) on BOLI proceeds	(845)	—	752	(4,335)	—	(845)	—
Servicing right impairment (recovery)	7,989	22,165	366	(1,319)	1,460	30,154	1,460
Adjusted total revenue (TE)	$293,268	$225,571	$212,684	$221,231	$139,340	$518,839	$270,498

Efficiency ratio	54.70%	68.23%	58.24%	85.35%	59.36%	60.32%	58.67%
Adjusted efficiency ratio (TE)	51.08%	59.87%	55.61%	57.25%	53.77%	54.90%	54.43%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2020	2020	2019	2019	2019	2020	2019
Total shareholders' equity	$2,460,130	$2,437,150	$2,469,582	$2,420,723	$1,537,121	$2,460,130	$1,537,121
Less:
Goodwill	928,005	931,947	931,637	911,488	501,140	928,005	501,140
Other intangibles, net	80,354	85,955	91,586	97,328	52,437	80,354	52,437
Total tangible shareholders' equity	$1,451,771	$1,419,248	$1,446,359	$1,411,907	$983,544	$1,451,771	$983,544

Period end number of shares	69,461,968	69,441,274	69,503,833	69,593,833	47,261,584	69,461,968	47,261,584
Book value per share (period end)	$35.42	$35.10	$35.53	$34.78	$32.52	$35.42	$32.52
Tangible book value per share (period end)	$20.90	$20.44	$20.81	$20.29	$20.81	$20.90	$20.81

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Banking Division
Net interest income	$120,330	$118,375	$124,957	$124,262	$84,755	$238,705	$169,794
Provision for credit losses	86,805	35,997	4,741	3,549	2,306	122,802	4,364
Noninterest income	14,468	17,773	18,632	21,173	14,830	32,241	29,200
Noninterest expense
Salaries and employee benefits	40,423	41,621	38,180	39,794	24,228	82,044	52,160
Occupancy and equipment expenses	11,679	10,347	10,216	10,750	7,034	22,026	14,315
Data processing and telecommunications expenses	8,919	10,797	10,156	9,551	7,635	19,716	15,227
Other noninterest expenses	27,997	30,645	23,176	87,059	22,728	58,642	39,684
Total noninterest expense	89,018	93,410	81,728	147,154	61,625	182,428	121,386
Income before income tax expense	(41,025)	6,741	57,120	(5,268)	35,654	(34,284)	73,244
Income tax expense (benefit)	(8,582)	275	15,412	(1,269)	8,691	(8,307)	17,466
Net income (loss)	$(32,443)	$6,466	$41,708	$(3,999)	$26,963	$(25,977)	$55,778

Retail Mortgage Division
Net interest income	$24,302	$17,756	$18,223	$13,009	$7,567	$42,058	$13,320
Provision for credit losses	423	1,997	1,237	1,490	609	2,420	745
Noninterest income	104,195	34,369	33,335	52,493	18,070	138,564	32,360
Noninterest expense
Salaries and employee benefits	50,003	31,097	28,233	34,144	11,886	81,100	20,093
Occupancy and equipment expenses	1,953	1,504	1,544	1,686	670	3,457	1,436
Data processing and telecommunications expenses	1,406	986	1,034	660	394	2,392	724
Other noninterest expenses	6,949	5,875	4,553	3,484	2,385	12,824	4,499
Total noninterest expense	60,311	39,462	35,364	39,974	15,335	99,773	26,752
Income before income tax expense	67,763	10,666	14,957	24,038	9,693	78,429	18,183
Income tax expense	14,231	2,408	3,371	5,048	2,170	16,639	3,783
Net income	$53,532	$8,258	$11,586	$18,990	$7,523	$61,790	$14,400

Warehouse Lending Division
Net interest income	$5,026	$3,302	$3,771	$3,169	$2,987	$8,328	$5,677
Provision for credit losses	403	(9)	67	—	—	394	—
Noninterest income	727	960	610	560	450	1,687	829
Noninterest expense
Salaries and employee benefits	209	210	325	286	162	419	323
Occupancy and equipment expenses	1	1	1	2	1	2	2
Data processing and telecommunications expenses	55	41	47	41	38	96	68
Other noninterest expenses	88	34	53	27	75	122	143
Total noninterest expense	353	286	426	356	276	639	536
Income before income tax expense	4,997	3,985	3,888	3,373	3,161	8,982	5,970
Income tax expense	1,049	837	816	708	664	1,886	1,254
Net income	$3,948	$3,148	$3,072	$2,665	$2,497	$7,096	$4,716

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
SBA Division
Net interest income	$7,034	$2,181	$2,190	$2,573	$1,182	$9,215	$2,268
Provision for credit losses	2,322	(903)	150	(15)	178	1,419	409
Noninterest income	1,570	1,277	2,536	2,766	1,883	2,847	3,613
Noninterest expense
Salaries and employee benefits	2,612	1,476	1,336	1,985	735	4,088	1,462
Occupancy and equipment expenses	97	97	79	66	65	194	124
Data processing and telecommunications expenses	15	13	5	22	3	28	5
Other noninterest expenses	359	515	402	503	359	874	746
Total noninterest expense	3,083	2,101	1,822	2,576	1,162	5,184	2,337
Income before income tax expense	3,199	2,260	2,754	2,778	1,725	5,459	3,135
Income tax expense	671	475	578	584	362	1,146	658
Net income	$2,528	$1,785	$2,176	$2,194	$1,363	$4,313	$2,477

Premium Finance Division
Net interest income	$7,122	$6,331	$6,210	$5,756	$5,160	$13,453	$9,987
Provision for credit losses	(1,792)	3,965	(502)	965	1,575	2,173	2,558
Noninterest income	—	—	—	1	3	—	5
Noninterest expense
Salaries and employee benefits	1,921	1,542	1,568	1,424	1,320	3,463	2,625
Occupancy and equipment expenses	77	79	79	135	64	156	161
Data processing and telecommunications expenses	119	117	120	98	318	236	755
Other noninterest expenses	886	1,056	1,457	980	1,151	1,942	2,124
Total noninterest expense	3,003	2,794	3,224	2,637	2,853	5,797	5,665
(Loss) income before income tax expense	5,911	(428)	3,488	2,155	735	5,483	1,769
Income tax expense (benefit)	1,240	(93)	782	621	177	1,147	331
Net (loss) income	$4,671	$(335)	$2,706	$1,534	$558	$4,336	$1,438

Total Consolidated
Net interest income	$163,814	$147,945	$155,351	$148,769	$101,651	$311,759	$201,046
Provision for credit losses	88,161	41,047	5,693	5,989	4,668	129,208	8,076
Noninterest income	120,960	54,379	55,113	76,993	35,236	175,339	66,007
Noninterest expense
Salaries and employee benefits	95,168	75,946	69,642	77,633	38,331	171,114	76,663
Occupancy and equipment expenses	13,807	12,028	11,919	12,639	7,834	25,835	16,038
Data processing and telecommunications expenses	10,514	11,954	11,362	10,372	8,388	22,468	16,779
Other noninterest expenses	36,279	38,125	29,641	92,053	26,698	74,404	47,196
Total noninterest expense	155,768	138,053	122,564	192,697	81,251	293,821	156,676
Income before income tax expense	40,845	23,224	82,207	27,076	50,968	64,069	102,301
Income tax expense	8,609	3,902	20,959	5,692	12,064	12,511	23,492
Net income	$32,236	$19,322	$61,248	$21,384	$38,904	$51,558	$78,809

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514